UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2005

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2005, the Compensation Committee of the Board of Directors of Gottschalks Inc. (the "Company") granted bonuses under the Company's Executive Bonus Plan for fiscal 2004 in an aggregate amount of $163,360. The Company's named executive officers were granted the following bonus awards in conjunction with the 2004 Executive Bonus Plan: James R. Famalette $50,000, Gary L. Gladding $15,000, J. Gregory Ambro $30,000 and Michael J. Schmidt $13,500. In addition, on June 23, 2005, the Compensation Committee of the Board of Directors of the Company established the criteria for the bonus opportunity for its senior executive officers under its Executive Bonus Plan for fiscal 2005. The senior executive officers may earn bonuses ranging from 10% to 50% of the senior executive officer's base salary, based upon the Company achieving diluted earnings per share targets established by the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

July 7, 2005	By: /s/ James R. Famalette James R. Famalette President and Chief Executive Officer

July 7, 2005	By: /s/ J. Gregory Ambro J. Gregory Ambro Chief Financial Officer